UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 30, 2015

Sunrun Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37511	26-2841711
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

595 Market Street, 29th Floor

San Francisco, California 94105

(Address of principal executive offices, zip code)

(415) 580-6900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On September 30, 2015, Sunrun Inc. (the “Company”) issued warrants to purchase an aggregate of 1,250,764 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an exercise price of $22.50 per share (the “Warrants”) to the Former Preferred Holders (as defined below). This issuance is made pursuant to the terms of that certain Stock Issuance Agreement and Letter of Intent dated July 28, 2015 (the “Agreement”).

Pursuant to the Agreement, the Company had agreed to issue up to 1,667,683 shares of its Common Stock and the Warrants to the then-holders of the Series D convertible preferred stock and Series E convertible preferred stock (the “Former Preferred Holders”), as consideration for their waiver of anti-dilution adjustments resulting from the issuance of shares in the Company’s initial public offering and for their consent to convert their shares of convertible preferred stock into shares of Common Stock immediately prior to the closing of the Company’s initial public offering. The Warrants are exercisable for three years from the date of grant and may be exercised on a cashless basis.  The number of shares of Common Stock into which the Warrants are exercisable and the exercise price will be adjusted to reflect any stock splits, payment of dividends, recapitalizations, reclassifications or other similar adjustments in the number of outstanding shares of Common Stock. The foregoing summary of the Warrants does not purport to be complete and is qualified in its entirety by reference to the form of Warrant as filed herewith as Exhibit 4.1 to this Current Report on Form 8-K.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. The Company believes the offers, sales and issuances of the above securities were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) by virtue of Section 4(a)(2) of the Securities Act because the issuance of securities to the recipients did not involve a public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the securities issued in these transactions. All recipients had adequate access, through their relationships with the Company, to information about the Company. The sales of these securities were made without any general solicitation or advertising.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

October 2, 2015	SUNRUN INC.

/s/ Mina Kim
By: Mina Kim Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant